Exhibit 99.1
Dow Pharmaceutical Sciences, Inc.
Consolidated Financial Statements for the
Year Ended December 31, 2007, and
Independent Auditors’ Report

Deloitte & Touche LLP
50 Fremont Street
San Francisco CA 94105-2230
USA
Tel: +1 415 783 4000
Fax: +1 415 783 4329
www.deloitte.com

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Dow Pharmaceutical Sciences, Inc. and Subsidiaries:
We have audited the accompanying consolidated balance sheet of Dow Pharmaceutical Sciences, Inc. and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Dow Pharmaceutical Sciences, Inc. and subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
August 15, 2008
Member of Deloitte Touche Tohmastu

DOW PHARMACEUTICAL SCIENCES, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007
(In thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,905
Short-term investments	22,219
Accounts receivable — net of allowance for doubtful accounts of $133	3,498
Royalties receivable	7,208
Income tax receivable	150
Unbilled revenue and deferred costs — net of allowance for doubtful accounts of $115	6,067
Prepaid expenses and other assets	1,109

Total current assets	45,156

LONG-TERM ASSETS:
Long-term investments	4,930
Property and equipment — net	3,030
Goodwill	1,719
Deferred costs and other assets	1,197

Total long-term assets	10,876

TOTAL	$56,032

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,118
Accrued liabilities	7,752
Accrued Special Class A payables	16,651
Notes payable	79
Deferred revenue	6,696

Total current liabilities	32,296

LONG-TERM LIABILITIES:
Notes payable	231
Deferred revenue	3,362

Total long-term liabilities	3,593

Total current and long-term liabilities	35,889

REDEEMABLE CONVERTIBLE PREFERRED STOCK — Series A, $0.001 par value — authorized, 7,400,000 shares; issued and outstanding, 7,399,996 shares (liquidation value was $37,000,000)	36,957

STOCKHOLDERS’ EQUITY (DEFICIT):
Class A common stock, $0.001 par value — authorized, 7,200,000 shares; issued and outstanding, 4,967,486 shares	5
Class B common stock, $0.001 par value — authorized, 20,000,000 shares; issued and outstanding, 10,650 shares
Accumulated other comprehensive income	209
Accumulated loss	(17,028)

Total stockholders’ deficit	(16,814)

TOTAL	$56,032

See notes to consolidated financial statements.

DOW PHARMACEUTICAL SCIENCES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007
(In thousands)

REVENUES:
Contractual revenues	$21,538
Reimbursed costs	6,680
Collaborative revenues and royalties	15,389
Other	966

Total revenues	44,573

OPERATING COSTS AND EXPENSES:
Cost of revenue	11,485
Reimbursed costs	6,502
Research and development	23,396
Selling, general, and administrative	8,083

Total operating costs and expenses	49,466

OPERATING LOSS	(4,893)

OTHER INCOME:
Investment and other income — net	1,772
Interest income	191
Interest expense	(189)

Total other income	1,774

LOSS BEFORE INCOME TAX EXPENSE	(3,119)

INCOME TAX EXPENSE	1,668

NET LOSS	(4,787)

ACCRETION OF REDEMPTION VALUE ON REDEEMABLE CONVERTIBLE PREFERRED STOCK	(161)

REDEEMABLE CONVERTIBLE PREFERRED STOCK DIVIDEND	(1,985)

SPECIAL CLASS A COMMON STOCK DIVIDEND	(5,995)

NET LOSS AVAILABLE TO CLASS A AND B COMMON STOCKHOLDERS	$(12,928)

See notes to consolidated financial statements.

DOW PHARMACEUTICAL SCIENCES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
YEAR ENDED DECEMBER 31, 2007
(In thousands, except share amounts)

						Accumulated
	Class A		Class B			Other	Total	Total
	Common Stock		Common Stock		Accumulated	Comprehensive	Stockholders'	Comprehensive
	Shares	Amount	Shares	Amount	Loss	Income (Loss)	Deficit	Loss
BALANCE — December 31, 2006	4,835,361	$5	10,650	$—	$(4,415)	$(106)	$(4,516)

Issuance of nonqualified stock options for nonqualified service					36		36

Exercise of stock options	132,125				62		62

Stock compensation expense					217		217

Special Class A common stock dividend					(5,995)		(5,995)

Preferred stock dividend					(1,985)		(1,985)

Net unrealized gains on securities						47	47	$47

Accretion of redeemable convertible preferred stock					(161)		(161)

Accumulated translation income						268	268	268

Net loss					(4,787)		(4,787)	(4,787)

Total comprehensive loss								$(4,472)

BALANCE — December 31, 2007	4,967,486	$5	10,650	$—	$(17,028)	$209	$(16,814)

See notes to consolidated financial statements

DOW PHARMACEUTICAL SCIENCES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2007
(In thousands, except share amounts)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,787)
Reconciliation of net loss to net cash used in operating activities:
Special Class A common stock compensation expense	1,499
Depreciation and amortization	634
Provision for doubtful accounts	96
Stock-based compensation expense	217
Issuance of nonqualified stock options	36
Deferred income taxes	1,372
Changes in assets and liabilities:
Accounts and royalties receivables	(4,705)
Unbilled revenue and deferred costs	(2,095)
Prepaid expenses and other assets	(37)
Income taxes	410
Accounts payable	(268)
Deferred revenue	1,450
Accrued liabilities	1,665

Net cash used in operating activities	(4,513)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(67,014)
Sales of investments	75,797
Purchases of property and equipment	(1,400)

Net cash provided by investing activities	7,383

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock option	62
Payment of ESOP payable	(73)
Payment of shareholder loan
Net proceeds of Series A preferred stock issuance

Net cash used in financing activities	(11)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	268

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,127

CASH AND CASH EQUIVALENTS — Beginning of year	1,778

CASH AND CASH EQUIVALENTS — End of year	$4,905

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$53

Accrued special Class A common stock dividends	$5,995

Accretion of redeemable convertible preferred stock	$161

Accrued preferred stock dividends payable	$1,985

See notes to consolidated financial statements.

DOW PHARMACEUTICAL SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2007
1.	ORGANIZATION

Description of Business — Dow Pharmaceutical Sciences, Inc. (the “Company”) was incorporated in California in 1988 and was reincorporated in Delaware on June 15, 2005. The Company provides pharmaceutical product development services, primarily for dermatological and other topical products, to the biopharmaceutical industry. Services include formulation and process development, analytical chemistry and methods development, skin biology laboratory testing, clinical product manufacturing, clinical labeling and distribution, clinical consulting and research services, regulatory consulting and submission preparation, and regulatory compliance consulting and quality assurance services. The Company also acquires and develops selected topical (primarily dermatological) products and technologies for license to others, as well as for its own portfolio. The Company’s primary operating laboratories, clinical trial sites, and administrative offices are in California. The Company primarily generates its revenue in the United States.

Dermal Laboratories, Inc., a Delaware company, and Anza BioMedical Consulting, a California company, are wholly owned subsidiaries of the Company. As of December 31, 2007, these subsidiaries were inactive.

On December 22, 2004, the Company acquired BioSkin Institut für Dermatologische Forschung und Entwicklung GmbH (“bioskin”) with clinical trial sites in Hamburg and Berlin, Germany (see Note 4). In January 2005, bioskin acquired BioSkin Germany GmbH (“bioskin Germany”), an inactive company, primarily to obtain full rights to the bioskin name. The Company is in the process of dissolving bioskin Germany.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Significant Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant accounting estimates include the valuation of accounts receivable, valuation of investments, realization of deferred tax assets, estimates related to the valuation of intangible assets, the assumptions used in the calculation of stock compensation and the related valuation of the common stock, the recognition of revenue related to development contracts, and estimates related to the common stock dividends and payments.

Cash Equivalents — The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2007, the Company’s cash and cash equivalents consist primarily of cash on deposit with major banks and money market accounts with investment managers.

Investments — The Company classified all of its investments as available-for-sale at December 31, 2007. While the Company may hold debt securities to maturity, the Company has classified all debt securities as available-for-sale, as the sale of such securities may be required prior to maturity to implement management’s strategies. The carrying value of all securities is adjusted to fair value, with unrealized gains and losses, being excluded from earnings and reported, net of tax, as a separate component of accumulated other comprehensive income in the consolidated statement of stockholders’ deficit. Cost is based on the specific-identification method for purposes of computing realized gains or losses.

The Company periodically evaluates available-for-sale investments to determine whether declines in fair market value below amortized cost are other-than-temporary. Upon determination that the market value of investments is other-than-temporarily impaired, adjustments are made to revalue the investments at the current market value. No investments were determined to be other-than-temporarily impaired at December 31, 2007.

Unbilled Revenue — Unbilled revenue represents fees for services that have been rendered by the Company, but have not yet been billed to clients.

Royalties Receivable — Royalties receivable represents fees for royalties earned, but not yet received from clients.

Property and Equipment — Property and equipment are stated at cost, less accumulated depreciation. Depreciation and amortization are computed on a straight-line basis over the useful lives of each asset class ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the useful lives or lease term, whichever is shorter.

Internal Use Software — The Company accounts for internal-use software in accordance with the provisions of Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires certain direct and interest costs that are incurred during the application stage of development to be capitalized and amortized over the useful life of the software.

Goodwill — The excess of the purchase price of a business acquired over the fair value of net tangible assets, identifiable intangible assets, and acquired in-process research and development costs at the date of the acquisition has been assigned to goodwill. In accordance with Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets, goodwill is evaluated for impairment on an annual basis or more frequently if events or changes in circumstances indicate that goodwill might be impaired. No impairment to the carrying value of goodwill was identified in 2007.

Deferred Costs — Deferred costs represent costs that were incurred by the Company for contract services that have not yet been completed or billed to clients. Deferred costs also include costs related to revenues that have been billed to clients, but the revenues are deferred and included in current and long-term liabilities in the consolidated balance sheet in accordance with the Company’s revenue recognition policies.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of — The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets or intangibles may not be recoverable. Assets that are to be disposed of that have uncertainty as to future realization are carried at the lower of the carrying amount or fair value, less costs to sell. No impairments to the carrying value of long-lived assets were identified in 2007.

Concentrations of Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, investments, accounts and royalties receivables.

Cash and cash equivalents and investments are placed with highly rated major financial institutions. The Company’s accounts and royalties receivables are primarily for amounts due from pharmaceutical and biotechnology companies. In 2007, no company accounted for more than 11% of contractual service revenue. Certain companies provide retainers (advances), which are recorded as deferred revenue in the consolidated balance sheet, for work to be performed which reduces the Company’s overall credit risk. The Company performs ongoing credit evaluations of each company’s financial condition and, generally, does not require collateral. The Company maintains reserves for potential credit losses. Credit losses, in the aggregate, have historically not been significant.

Comprehensive Loss — The Company reports comprehensive loss, by major component and as a single total, in the consolidated statement of stockholders’ deficit. Comprehensive loss includes all changes in equity from non-owner sources. The Company’s accumulated other comprehensive loss consists of unrealized gains and losses on investments available-for-sale and foreign currency translation adjustments.

Advertising Expenses — The Company expenses the cost of advertising, including promotional expenses, to operations as incurred. Advertising expense for the year ended December 31, 2007, was approximately $430,000.

Research and Development — Research and development costs are charged to operations as incurred in accordance with FASB Statement No. 2, Accounting for Research and Development Costs.

Income Taxes — Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities, net of valuation allowances, for the expected future tax consequences that are more likely than not to be realized of temporary differences between the consolidated financial statement carrying amounts and the tax basis of assets and liabilities. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The amount of the valuation allowance is based on the Company’s best estimate of the recoverability of its deferred tax assets.

Revenue Recognition — Contractual revenues are recognized when services are provided, collection is probable, and the fee is fixed and determinable. For time and materials contracts, the Company recognizes revenue when materials are consumed or billable hours are incurred, multiplied by the applicable billing rates.

In connection with complex product development programs or multisite clinical trials, the Company pays fees to subcontractors, investigators, and test subjects and incurs other costs, such as couriers, printing, and advertising. The Company’s clients reimburse the Company for these costs, which often include a handling fee that is negotiated with the client. Pursuant to Emerging Issues Task Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company acts as a principal in providing such contract services to its clients. Accordingly, the Company recognizes all such costs and the related handling fees as reimbursed costs in total revenues, and the related costs as reimbursed costs in total operating costs and expenses, in the consolidated statement of operations of the Company.

License fees, milestone fees, and royalty revenues are classified as collaborative revenues and royalties in the consolidated statement of operations. License fees are generally payments for the initial license of and access to the Company’s technology. These fees are recognized as revenue upon delivery of the technology where the Company’s continued performance or future research and development services are not required. Payments received related to substantive, at-risk milestones are recognized upon achievement of the scientific or regulatory event specified in the underlying agreement. The Company also earns royalties for certain technology or product rights, which are recognized when the amount is known.

Amounts collected in excess of revenue recognized under the Company’s revenue recognition policy are recorded as deferred revenue in short and long term liabilities in the consolidated balance sheet. Retainers, which are typically held for the duration of a project and are credited against the final payment, and project payments (including initial payments and progress payments that are not based on percentage of completion) that are cumulatively of greater value than the revenue earned to date on the project are primary components of deferred revenue.

Under certain license agreements, the Company has combined intellectual property from others outside the Company with its own intellectual property. Royalties earned under these agreements are distributed based on terms of the agreements between the Company and others outside the Company. The Company records royalty income received, net of the amounts distributed, as royalties in total revenue in the consolidated statement of operations.

Foreign Currency Transactions and Translation — Assets and liabilities of foreign operations, where the functional currency is the local currency, are translated into U.S. dollars at the rate of exchange at each reporting date. Income and expenses are translated at the average rates of exchange prevailing during the month in which a transaction occurs. Gains or losses from translating foreign currency financial statements are recorded in other comprehensive income (loss). Foreign currency gains were $268,000 for the year ended December 31, 2007.

Stock Compensation — On January 1, 2006, the Company adopted FASB Statement No. 123 (revised 2004), Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options based on estimated fair values. Prior to adoption of FASB Statement No. 123(R), the Company accounted for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and other interpretations. Stock-based awards to nonemployees were accounted for in accordance with FASB Statement No. 123, Accounting for Stock-Based Compensation.

The Company adopted FASB Statement No. 123(R) using the prospective transition method, which requires the Company to continue to apply the minimum value method of measuring equity share options and similar instruments under the provisions of APB Opinion No. 25 and its related interpretive guidance to equity share options and similar instruments issued prior to January 1, 2006, and to apply the provisions of FASB Statement No. 123(R) prospectively to new awards and to awards modified, repurchased, or canceled after January 1, 2006.

FASB Statement No. 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statement of operations. In 2007, the Company recorded total compensation expense of

$217,000, which relates to awards granted after the date of adoption. At December 31, 2007, unrecognized compensation expense related to the unvested portion of stock options was $292,000, which is expected to be recognized over a weighted-average period of four years.
For all options granted after January 1, 2006, and all options modified, repurchased, or canceled after January 1, 2006, the Company’s calculations were based on the fair value approach under FASB Statement No. 123(R) using the Black-Scholes option-pricing model. The Black-Scholes model requires the use of highly subjective assumptions, including expected life, expected volatility, dividend yield, and the risk-free interest rate.
The expected option life represents an estimate of the period of time options are expected to remain outstanding and is based on historical exercise and termination data. In 2007, as required by FASB Statement No. 123(R), the Company estimated volatility based on the historical volatility of an appropriate industry sector index comprised of companies that have businesses similar to the Company. The dividend yield used in the calculation is zero, as the Company does not anticipate declaring dividend on its Class B common stock (see Note 10). The risk-free interest rate is based on the market yield to maturity on a composite of U.S. Treasury bonds with maturities of thirty years.
FASB Statement No. 123(R) requires companies to estimate future expected forfeitures at the date of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting forfeiture rates in determining the amount of the stock-based compensation expense to recognize. All stock-based compensation awards are amortized on a straight-line basis over the requisite service periods of the awards.
Recently Issued Accounting Standards — On July 13, 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, is effective for fiscal years beginning after December 15, 2007. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance and recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company is currently assessing the potential impact of the adoption of FIN No. 48 on the Company’s operating results and financial position.
FASB Statement No. 157, Fair Value Measurements, is effective for fiscal years beginning after November 15, 2007. FASB Statement No. 157 defines fair value, establishes a framework for measuring fair value, and expands required disclosures about fair value measurements. The Company is currently evaluating the impact of FASB Statement No. 157, but does not believe its adoption will have a material impact on the Company’s operating results or financial position.
FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115, is effective for fiscal years beginning after November 15, 2007. FASB Statement No. 159 establishes a fair value option under which entities can elect to report certain financial assets and liabilities at fair value, with changes in fair value recognized in earnings. The Company is currently evaluating the impact of FASB Statement No. 159, but does not expect that its adoption will have a material impact on the Company’s operating results or financial position.

3.	INVESTMENTS

The Company’s investments at December 31, 2007, consisted of available-for-sale securities in marketable debt securities, which are stated at cost or par value that approximated fair value and consisted of the following (in thousands):

	Amortized	Unrealized	Unrealized	Fair	Short-	Long-
	Cost	Gains	Losses	Value	Term	Term
Corporate notes and bonds	$15,602	$25	$—	$15,627	$13,009	$2,618
U.S. Treasury and agency	11,510	12		11,522	9,210	2,312

Total	$27,112	$37	$—	$27,149	$22,219	$4,930

The maturities of investments in marketable debt securities at December 31, 2007, were as follows (in thousands):

	Amortized	Market
	Cost	Value
Within one year	$22,208	$22,219
Within one to three years	4,904	4,930

Total	$27,112	$27,149

The net unrealized gain on securities included in accumulated other comprehensive income of $47,000 for 2007 related to the investments are primarily due to increases and decreases in the fair value of debt securities as a result of changes in interest rates during fiscal 2007. The Company reviewed its investment portfolio to identify and evaluate investments that have indications of possible impairment. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been less than the cost basis, the financial condition and near-term prospects of the investee, credit quality, and the Company’s ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. The Company reviewed its investment portfolio to identify and evaluate investments at December 31, 2007, and concluded that the unrealized losses at December 31, 2007, are temporary in nature.

4.	GOODWILL

On December 22, 2004, the Company acquired 100% of the outstanding stock of bioskin. This acquisition was accounted for as a purchase, and was made to improve access to the European market and to expand the Company’s capabilities in clinical research. Goodwill was $1,719,000 at December 31, 2007.

5.	PROPERTY AND EQUIPMENT — NET

Property and equipment — net at December 31, 2007, consisted of the following (in thousands):

Machinery and equipment	$3,745
Furniture and fixtures	884
Computer and telecom equipment	729
Computer software	1,273
Leasehold improvements	521

Total property and equipment	7,152

Accumulated depreciation and amortization	(4,122)

Property and equipment — net	$3,030

Depreciation and amortization expense related to property and equipment was $591,000 in 2007.

6.	ACCRUED LIABILITIES

Accrued liabilities at December 31, 2007, consisted of the following (in thousands):

Payroll and other employee benefits	$1,786
Redeemable convertible preferred stock dividends	2,949
Royalties payable	763
Other accrued liabilities	2,254

Total accrued liabilities	$7,752

7.	LINES OF CREDIT

The Company’s subsidiary bioskin has two line of credit facilities for borrowings of up to $78,000 with interest rates equal to that of the bank’s rate of interest. There were no borrowings under these facilities at December 31, 2007, and such facilities are available until further notice.

8.	LEASE COMMITMENTS

The Company is obligated under non-cancelable operating leases expiring at various dates through 2012 relating to its operating facilities and certain equipment. Rental expense for all operating leases of the Company and its subsidiaries was $1,643,000 in 2007.

Future minimum payments for all lease obligations of the Company and its subsidiaries expiring through 2012 consisted of the following (in thousands):

Years Ending
December 31
2008	$1,255
2009	668
2010	568
2011	381
2012	73

Total	$2,945

9.	INCOME TAXES

Income tax expense for the year ended December 31, 2007, consisted of the following (in thousands):

Current:
Federal	$306
State	(10)

Total current	296

Deferred:
Federal	804
State	568

Total deferred	1,372

Income tax expense	$1,668

Components of the Company’s deferred tax assets and liabilities at December 31, 2007, consisted of the following (in thousands):

Deferred tax assets:
Net operating losses	$1,348
Accrued expenses	358
Research and development credit carryover	2,384
Compensation expense accrual	1,423
Deferred revenue benefit	83
Deferred state tax benefit	1

5,597
Valuation allowance	(5,385)

Total deferred tax assets	212

Deferred tax liabilities:
Reduction in deferred state tax benefit
Accrued liabilities and allowances	(36)
Depreciation and amortization	(176)

Total deferred tax liabilities	(212)

Net deferred tax assets	$—

During the year ended December 31, 2007, the Company recorded a valuation allowance against the deferred tax assets of the Company, as the Company’s management determined that it is more likely than not that these deferred tax assets will not be realized.

For the year ended December 31, 2007, the Company recognized federal research and development benefits of $940,000 and state research and development benefits of $988,000 representing the primary differences between the U.S. statutory tax rate and the Company’s effective tax rate.

10.	REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

Preferred Stock — The holders of the Series A redeemable, convertible preferred stock (“Series A Preferred Stock”) have certain redemption rights. During the year ended December 31, 2007, the Company accreted to the redemption value an amount of $161,000.

Preferred stock accretion at December 31, 2007, is as follows (in thousands):

				Total
	Preferred Stock			Preferred
	Shares	Amount	Accretion	Stock
Balance — January 1, 2007	7,399,996	$36,620	$176	$36,796

Accretion of redeemable preferred stock			161	161

Balance — December 31, 2007	7,399,996	$36,620	$337	$36,957

The significant terms of the Series A preferred stock are as follows:
Dividends — Beginning July 1, 2006, the holders of the Series A preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends on each share of Series A preferred stock at the rate per annum of 5.1267% on $5.1035 per share (the “Series A Original Issue Price”), subject to appropriate adjustments in the event of any stock dividend, stock split, combination, or other similar recapitalization (the “Accruing Dividends”) and “Participating Dividends” in the case when a dividend is payable on common stock (other than the Special Class A Plan dividend “Special Class A Dividend”) or in which a dividend is payable on any class or series other than common stock. Accruing Dividends and Participating Dividends on each share of Series A preferred stock shall be cumulative, whether or not declared, and will accrue based on the actual number of days elapsed and compound daily from the date of issue of such shares. The Company accrued dividends payable of $1,985,000 for the year ended December 31, 2007.
Conversion Rights — At any time that the valuation of the Company, excluding any debt outstanding or accrued but unpaid Special Class A Dividend (the “Enterprise Value”), is less than $337 million, each share of Series A preferred stock shall be convertible, at the option of the stockholder, at any time and from time to time, and without the payment of additional consideration by the holder, into the number of fully paid and non-assessable shares of Class B common stock as is determined by dividing the Series A liquidation amount by the Series A conversion price in effect at the time of conversion.
At any time at which the Enterprise Value of the Company is greater than $337 million, each share of Series A preferred stock shall be convertible, at the option of the stockholder, at any time and from time to time, and without the payment of additional consideration by the holder, into the number of fully paid and non-assessable shares of Class B common stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price in effect at the time of conversion. The Series A Conversion Price initially shall equal the Series A Original Issue Price.
Mandatory Conversion — Upon the earliest of (i) a deemed liquidation event pursuant to which the Enterprise Value of the Company implicit in the value of the transaction is greater than $337 million, (ii) the closing of the sale of share of common stock to the public at a price per share that is greater than 300% of the Series A Original Issue Price (subject to appropriate adjustments for stock splits, dividends, combinations, or other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $45 million of proceeds, net of underwriting discount and commissions, to the Company, and (iii) a date specified by vote given at a meeting of the stockholders or written consent of the holders of at least 76% of the then-outstanding shares of Series A preferred stock (i) all outstanding shares of Series A preferred stock, together with all Accruing Dividends accrued but unpaid, whether or not declared, and any other dividends (including Participating Dividends) accrued but unpaid, whether or not declared, automatically shall be converted into shares of Class B common stock, at the Series A Conversion Price then in effect and (ii) such shares may not be reissued by the Company as shares of such series.
Redemption Rights — Upon not less than 90 days written notice to the Company, holders of greater than 50% of the then-outstanding Series A preferred stock may demand (each holder a “Demanding Holder”) that the Company redeem (i) at any time during 2011, up to one-third of the shares of Series A preferred stock held by each Demanding Holder; (ii) at any time during 2012, up to two-thirds of the shares of Series A preferred stock held by Demanding Holders, less any share redeemed under (i); and (iii) at any time during 2013 and thereafter, up to all of the shares of Series A preferred stock held by each Demanding Holder, less any shares previously redeemed, at a price equal to the Series A Liquidation Amount. No redemption of any shares of Series A preferred stock shall be made unless the holders of the Class A common stock then-outstanding first or simultaneously receive a dividend of each outstanding share of Class A common stock in an amount equal to or greater than any Special Class A Dividend accrued but unpaid, whether or not declared.
Liquidation — Preferential payments to holders of Series A preferred stock and Class A common stock shall be in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company (i) the holders of Series A preferred stock then-outstanding shall have a right to receive dividends and the distributions of Company assets in an amount equal to the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid, whether or not declared, together with any other dividends (including Participating Dividends) accrued but unpaid, whether or not declared, and (ii) the holders of shares of Class A common stock then-outstanding shall have a right to receive dividends and distributions of Company assets in an amount equal to the sum of the Special Class A Liquidation Payment and any accrued but unpaid Special Class A Dividend before any other payments shall be made.
If the remaining assets available for distribution to the stockholders are insufficient to pay the holders of Series A preferred stock and Class A common stock the full amount to which they are entitled, the holders of Series A preferred and Class A common stock will share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts that would otherwise be payable on or with respect to such shares held by them if all amounts payable were paid in full.
Deemed liquidation events shall be a liquidation of the Company, unless the holders of two-thirds of the shares of the Series A preferred stock elect otherwise by written notice given to the Company at least 30 days prior to the effective date of any of the following events:
•	A merger, tender offer, reorganization, business combination, or other transaction (each, a “Consolidation”)

•	The sale, lease, exchange, exclusive license, transfer, or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all the assets of the Company and its subsidiaries taken as a whole except where such sale, lease, exchange, exclusive license, transfer, or other disposition is to a wholly owned subsidiary of the Company
Voting Rights of Series A Preferred Stock — The holders of outstanding shares of Series A preferred stock are entitled to cast the number of votes agreed to the number of whole shares of common stock into which the shares of Series A preferred stock held by the preferred stockholders are convertible as of the record date for determining stockholders entitled to vote on such matters.
Common Stock — The Company has two classes of common stock — Class A and Class B. The major difference between the classes of common stock is the Special Class A Plan adopted by the Board of Directors. Under defined circumstances, this plan entitles all holders of issued and outstanding shares of the Company’s Class A common stock to receive a Special Class A Dividend. It also entitles all holders of vested stock options for the Company’s Class A common stock the right to receive a payment equal to the Special Class A Dividend.
As defined in the Special Class A Plan, the Special Class A Dividend (including payments to vested stock option holders) is defined as 95% of the Excess Royalties. “Excess Royalties” are revenues, including milestone payments and royalties for specific products that are greater than a preset revenue threshold defined in the Special Class A Plan. In order to pay a Special Class A Dividend in a given year, the cumulative revenues must be in excess of a cumulative threshold for the plan since inception.

The Company recorded Special Class A Dividends of $7,494,000 during the year ended December 31, 2007. These amounts were allocated between compensation expense and common stock dividends based on the amounts projected to be paid to vested stock option holders or to stockholders. The portion anticipated to be paid out to vested stock option holders as compensation expense was $1,499,000 in 2007 and has been reflected in the accompanying consolidated statement of operations. The remaining $5,995,000 for 2007 has been reflected as a Special Class A Dividend in the consolidated statement of operations, as the liquidation rights attached to these dividends are similar to those attached to the preferred dividends.

Special Class A Dividends accrued at December 31, 2007, were $16,651,000 and were accrued for the Special Class A Dividend as a result of Excess Royalties revenue generated in 2007, 2006, and 2005, respectively. In April and May 2008, the Company paid $16,651,000 to the holders of Special Class A shares and option holders.

11.	STOCK OPTION PLAN

Pursuant to the amended and restated Dow Pharmaceutical Sciences, Inc. Stock Plan (the “Stock Plan”), the Company has reserved 1,200,000 shares of Class B common stock and 1,845,647 shares of Class A common stock for future issuance, at the discretion of the Board of Directors, to officers, directors, employees, and consultants.

Options for Class A common stock granted under the Stock Plan generally vest over five years. No further Class A common stock options were granted after December 31, 2005. As of December 31, 2007, 245,740 shares of Class B common stock were available for future grant. Class B common stock options will generally vest over four years. Both classes of stock options typically expire 10 years from the date of grant.

Additional information regarding the common stock options outstanding as of December 31, 2007, consisted of the following:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Shares	Price	Term (Years)	Value
Outstanding — December 31, 2006	2,043,662	$0.89	7.48

Granted (weighted-average fair value of $1.06)	468,887	2.13

Exercised	(132,125)	0.47

Canceled	(78,849)	1.28

Outstanding — December 31, 2007	2,301,575	1.12	7.16	$4,782,383

Vested or expected to vest — December 31, 2007	1,941,148	0.75	6.16	$3,581,526

Exercisable — December 31, 2007	1,359,781	0.75	6.16	$3,333,027

Additional information regarding stock options outstanding as of December 31, 2007, is as follows:

	Options Outstanding			Options Exercisable
		Weighted-
		Average
		Remaining	Weighted-		Weighted-
		Contractual	Average		Average
Exercise	Number	Life	Exercise	Number	Exercise
Prices	of Shares	(in Years)	Price	Exercisable	Price
$0.39	351,646	4.0	$0.39	351,646	$0.39
0.54	12,501	5.1	0.54	12,501	0.54
0.57	273,925	5.5	0.57	251,384	0.57
0.61	237,402	6.7	0.61	171,121	0.61
0.62	482,491	7.2	0.62	336,742	0.62
1.75	403,552	8.2	1.75	205,580	1.75
1.87	79,158	8.9	1.87	24,600	1.87
1.93	87,200	9.2	1.93	2,600	1.93
1.98	100,150	9.4	1.98	3,607	1.98
2.04	215,500	9.6	2.04		2.04
3.07	58,050	9.9	3.07		3.07

	2,301,575	7.2	1.12	1,359,781	0.75

As discussed in Note 1, for all options granted after January 1, 2006, and all options modified, repurchased, or canceled after January 1, 2006, the Company’s calculations were based on the fair value approach under FASB Statement No. 123(R) with the Company estimating forfeitures at the date of grant and revise those estimates if actual forfeiture differs from those estimates. For all options issued prior to January 1, 2006, the Company’s calculations were made in accordance with the minimum-value method using the Black-Scholes option-pricing model with forfeitures being recognized as they occurred. Weighted-average assumptions used to calculate the weighted-average fair value in 2007 are as follows:

Expected life	5 years
Expected volatility	50%–52%
Dividend yield	None
Risk-free interest rate	2.6%–4.75%
The Company had outstanding non-qualified stock options that were granted to members of the Board of Directors and a consultant to purchase a total of 129,022 shares of common stock at December 31, 2007. There were no non-qualified stock options or qualified options granted at below fair market value in 2007.

12.	EMPLOYEE BENEFIT PLANS

Qualified employees are eligible to participate in the Company’s 401(k) tax-deferred qualified retirement plan. Participants may contribute a portion of their eligible earnings up to a maximum limit determined by the Internal Revenue Service to this plan. The Company may, at the discretion of the Board of Directors and within certain limitations, make matching and discretionary contributions. The Company made matching contributions of $421,000 in 2007. The Company made discretionary contributions of $0 for 2007.

The Company established an Employee Stock Ownership Plan (ESOP) in 1998 to provide retirement benefits for all eligible employees. The ESOP was terminated in May 2003 effective as of January 1, 2003. All eligible participants were immediately fully vested and the total Company shares owned by the ESOP were determined to be 609,859. In March 2005, the Company repurchased 218,460 shares at a fair market value of $0.62 per share during the first put option opportunity and recorded a liability of $135,000 for the balance due to the ESOP participants in the form of a note. The note bears an interest rate of 4.5% and is to be repaid over five years, in five equal annual payments of principal plus accumulated interest at a 4.5% interest rate, and is secured by fixed assets of the Company. In August 2005, 139,365 shares were sold back to the Company at a fair market value of $5.10345 per share in August 2005 as part of the Series A preferred stock financing.

The remaining 252,034 shares were subject to a second put option requiring the Company to repurchase the shares at the then-current fair value in May 2006. Of these, 68,477 shares were put back to the Company at $5.10 per share in June 2006. The terms related to the second put option are identical to the first put option above, except the note bears an interest rate of 5.25%. The notes are shown on the consolidated balance sheet as $78,704 in current liabilities and $230,602 in long-term liabilities at December 31, 2007. The remaining 183,557 shares are held by the Company’s stockholders.

13.	LEGAL PROCEEDINGS

The Company is subject to various legal proceedings and claims which arise in the normal course of business. The Company does not believe that any current litigation or claims will have a material adverse effect on the Company’s business or consolidated results of operations or financial condition.

14.	RELATED-PARTY TRANSACTIONS

Other assets primarily consist of a 5% interest in a limited liability company (LLC), in which the Company’s Founder has a significant ownership percentage. The LLC’s underlying asset is a product license to a third-party marketing company. The Company received income distributions of $53,100 from this investment in 2007, which have been recorded as other income in the consolidated statement of operations. The Company also earned $95,000 from the same LLC for the license of a patent and another royalty agreement in 2007, which have been recorded as royalties in total revenues in the consolidated statement of operations.
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